                                                                   Exhibit 10.1

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.



                       DISTRIBUTION AND LICENSE AGREEMENT


Effective as of May 10, 2000 (the "Effective Date") SMI Medical, Inc., a California corporation ("SMI") and Cambridge Heart Inc., a Delaware corporation ("CHI") hereby agree as follows.

BACKGROUND

A. CHI has developed certain proprietary products used in the non-invasive diagnosis and measurement of T-wave alternans, which are defined below as "Products".

B. SMI manufactures and distributes cardiac stress test products, in part through its wholly owned subsidiary SMI Burdick, and desires to distribute Products that are compatible with such stress test products.

C. CHI desires to grant SMI the right to distribute Products in accordance with the terms and conditions contained herein.

Agreement for SMI to have the non-exclusive right to distribute the Cambridge Heart (CHI) OEM Alternans Product as part of its stress test systems and to distribute CHI Alternans Sensors to customers who have purchased the OEM Alternans Product.

DEFINITIONS

1. As used herein, the following terms shall have the following definitions:

         1.1. CHI MARKS shall mean the following CHI trademarks: Alternans Test, Alternans Sensors, Analytic Spectral Method

         1.2. CONTRACT YEAR shall mean a period of one year except for the first Contract Year which shall end eighteen months from the successful completion of the Beta Product Integration by CHI.

         1.3. OBJECT CODE shall mean the machine readable computer software to be delivered by CHI pursuant to Section 5.2 below.

         1.4. PRODUCTS shall mean CHI's Alternans Patient Module, CHI's Alternans Patient Cable and CHI's Alternans Sensors. The combination of CHI's Object Code, Alternans Patient Module and CHI's Alternans Patient Cable shall be referred to herein as an OEM ALTERNANS SYSTEM. The term Products shall also include the software Object Code necessary for the operation of CHI Alternans Sensors with the CHI Alternans Patient Module.

         1.5. PRODUCT INTEGRATION shall mean the integration to be performed by CHI pursuant to Article 5 below that will enable the Products to perform in accordance with their Specifications when used in conjunction with SMI's stress test products. The final stage of the Product Integration shall be the Beta Product Integration.

         1.6. SPECIFICATIONS shall mean the specifications associated with the Products, as set forth in Appendix A and the applicable Product documentation.

         1.7. TARGET GROUP shall mean hospitals, cardiologists and internal medicine group practices.

         1.8. TARGET GROUP SALES RATE means the percentage of Quest Systems sold to Target Group customers during a given Contract Year that contained an OEM Alternans System.

         1.9. TERRITORY shall mean the world, excluding for the first two years of the term of this Agreement only: Germany, France, Greece and Japan.

TERMS

2. GRANT OF RIGHTS. CHI hereby grants to SMI, the non-exclusive right to market, distribute and service Products, to customers who have purchased SMI's stress test systems, through the direct and distributor sales organizations of SMI and its subsidiaries in the Territory. SMI may assign subdistributors or sales agents on such terms and conditions, as it deems appropriate. The foregoing grant shall include the right to use the CHI Marks in connection with SMI's marketing and distribution of the Products. SMI shall appropriately credit CHI for any such use of the CHI Marks. SMI shall obtain CHI's prior written consent for each use of such CHI Marks.

3.       PURCHASE OF PRODUCTS.

         3.1. SMI may purchase from CHI and CHI hereby agrees to sell Products to SMI at prices discounted from CHI's then current list price in accordance with the provisions of this Article 3. CHI shall ship purchased Products FOB Bedford, Mass. CHI shall invoice SMI upon shipment and payment shall be due and payable thirty (30) days from shipment by CHI.

         3.2. SMI shall issue purchase orders to CHI from time to time as needed, using SMI's then current standard purchase order terms. CHI shall use its best efforts to ship Products in accordance with the shipments dates specified in such purchase orders. In the event of any conflict between the terms of such purchase order terms and the terms of this Agreement, the terms of this Agreement shall prevail.

         3.3. At the beginning of each Contract Year during the term of this Agreement, SMI will select its target level discount from the three discount levels listed on Appendix B. Within 30 days after the completion of each Contract Year, SMI shall provide CHI with a written report setting forth SMI's actual Target Group Sales Rate based upon sales results for the prior Contract Year. In the event the Target Group Sales Rate during such prior Contract Year is below the required threshold for the discount level selected by SMI, SMI shall pay to CHI a reconciliation payment equal to the difference between the aggregate purchase price for Products paid by SMI during such Contract Year and the aggregate purchase price for Products that would have been

 Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

payable by SMI during such Contract Year at the discount level corresponding to actual Target Group Sales Rate achieved by SMI during such Contract Year. CHI shall make a corresponding reconciliation payment to SMI in the event SMI's actual Target Group Sales Rate met or exceeded the threshold for a higher discount rate. Such payments shall be made within 60 days of the completion of the Contract Year.

         3.4. SMI shall, in SMI's discretion, have the option of allowing SMI's customers to acquire Products through CHI's Alternans Acquisition Program, as set forth in Appendix B during such period as such Alternans Acquisition Program is offered by CHI. All Products purchased by SMI's Target Group Customers shall be included in the calculation of the Target Group Sales Rate.

         3.5. CHI shall have the right to audit such books and records of SMI as necessary to verify SMI's performance under Section 3.2 above, at CHI's expense. If CHI's audit shows an SMI error with respect to any such reconciliation payment, SMI or CHI as applicable shall make the payment necessary to correct such error. In addition, if such audit shows an underpayment to CHI in excess of THE GREATER OF: (a) $3,000 or (b) ten percent of the aggregate purchase price for Products paid by SMI during such Contract Year, SMI will, in addition to paying the actual amount of such shortfall, pay CHI's reasonable audit expenses.

4. SALE PRICING. SMI shall have discretion in selecting the prices at which it may sell Products; provided, however SMI shall not sell Alternans Sensors in the United States for a price in excess of the Alternans Sensor Maximum List Price set forth in Appendix B.

5.       PRODUCT INTEGRATION.

         5.1. SMI shall provide CHI with the temporary use of a stress test system to enable CHI to perform the Product Integration. SMI shall provide CHI with reasonable technical support to assist CHI in completion of the Product Integration. Both parties will use good faith efforts to complete Product Integration tasks and product introduction according to the schedule in Appendix C.

         5.2. Upon completion of the Beta Product Integration, CHI shall deliver to SMI the computer software in machine readable format which, when incorporated into SMI's stress test products, will enable the Products to perform in accordance with their specifications when used in conjunction with SMI's stress test products, referred to herein as the "Object Code".

         5.3. Following confirmation by SMI of the successful completion of the Beta Product Integration, SMI will be responsible for incorporation of the Object Code into its future stress test systems and enhancements and updates of its stress test systems. CHI will provide reasonable technical support to SMI for its initial integration of such Object Code as well as efforts associated with any future updates, upgrades or other modifications of the Products.

6. DEMO UNITS. SMI shall, within 60 days of the Effective Date or the date that Beta Product Integration is complete, whichever is later, place a purchase order for [***]more units of

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

the OEM Alternans System. It will thereafter maintain in working order a minimum of [***] demo unit of the OEM Alternans System in the field for each of its acute care salespersons selling diagnostic cardiology products. These demo units may be purchased by SMI at the highest discount level for the OEM Alternans Product set forth in Appendix B hereto.

7. MARKETING. SMI shall use good faith efforts to promote, advertise and market the Products and to execute the specific Marketing Activities in Appendix D.

8. FIELD SUPPORT. CHI district sales managers in the United States shall provide support to SMI field personnel in sales of Products substantially equivalent to the support which CHI routinely provides to CHI's contracted Manufacturer's Representatives. Such support shall include without limitation, assistance in training of existing and future SMI field personnel and during initial training stages, providing qualified CHI personnel to accompany such personnel on calls to customers. CHI shall provide its district sales managers with commissions on sales of Products by SMI.

9. TRAINING. CHI will provide information, training and materials to insure that SMI's designated marketing staff is kept up to date on all pertinent information regarding the Products and their markets, including, without limitation, market trends, new applications and new product or technology introductions. CHI will provide, at SMI's request, 4 days of training on the functionality, installation, training, service and support of the Products at SMI's facility. SMI shall use commercially reasonable efforts to have all of its acute care salespersons at such initial training. CHI will provide a training session at SMI's facility for each significant upgrade or enhancement of the Products. The length and content of such training sessions shall be determined in accordance with the nature of the upgrade, but shall not exceed 2 days, unless otherwise agreed by CHI.

10. DOCUMENTATION. CHI will supply text files of operator's manuals in English, German, French, Italian and Spanish for incorporation into SMI's operator's manual.

11. WARRANTY. (a) CHI warrants, that the OEM Alternans System shall conform to the Specifications and shall be free from defects in material and workmanship under normal and proper use in accordance with CHI's instructions for a period of (12) months from date of installation at the customer but not more than sixteen (16) months from shipment by CHI ("Warranty Period"), that the Products shall conform to CHI's standard specifications and shall be free from defects in material and workmanship under normal and proper use in accordance with any instructions and directions of CHI applicable thereto. SMI agrees to provide the necessary labor to replace any defective parts at SMI's expense and to provide a 12-month parts and labor warranty to its customers of the Products.

     Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

         (b) THE EXPRESS WARRANTIES SET FORTH IN PARAGRAPH (a) CONSTITUTES THE ONLY WARRANTIES WITH RESPECT TO THE PRODUCTS. CHI MAKES NO REPRESENTATION OR WARRANTY OF ANY OTHER KIND, EXPRESS OR IMPLIED (EITHER IN FACT OF BY OPERATION OF LAW), WITH RESPECT TO THE PRODUCTS, WHETHER AS TO MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, OR ANY OTHER MATTER.

         (c) THE WARRANTIES SET FORTH HEREIN MAY BE ASSERTED BY SMI ONLY AND NOT BY SMI's CUSTOMERS OR END USERS. SMI SOLE REMEDY FOR CHI LIABILITY OF ANY KIND, INCLUDING NEGLIGENCE, WITH RESPECT TO ANY PRODUCT FURNISHED UNDER THIS AGREEMENT, WHETHER THE CLAIMED LIABILITY IS BASED ON A DEFECT, WHETHER DISCOVERABLE OR LATENT, IN ANY PRODUCT, SHALL BE LIMITED TO THE REMEDIES PROVIDED IN PARAGRAPH (f) OF THIS AGREEMENT. Any other representations or warranties made by any person, including employees or representative of CHI, which are inconsistent herewith shall be disregarded by SMI and shall not be binding upon CHI. If any Product model or sample was shown to SMI, such model or sample was used merely to illustrate the general type and quality of the Product and not to represent that the Product would necessarily conform to such model or sample.

         (d) CHI's warranties set forth in Paragraph (a) shall not apply in circumstances that would be excluded by its standard end user warranty terms, such as misuse or alteration of the Product or use of the Product for other than the specific purpose for which it is designed.

         (e) CHI's sole obligation under the hardware warranty set forth in Paragraph (a) shall be to repair or replace, at CHI's option, the defective or nonconforming hardware. CHI's sole obligation under the Software warranty set forth in paragraph (a) shall be to: (i) accept, analyze and provide written response to any reports from SMI of Software malfunction or error; and (ii) use commercially reasonable efforts to provide responses to correct such errors when they reflect significant deviations from CHI's design specifications for the current release of the Software. The time required to repair or replace any defective Product shall not extend the Warranty Period.

12. SERVICE AND SUPPORT. SMI shall be responsible for providing service for OEM Alternans Systems for SMI's customers and shall purchase and maintain sufficient spare parts to provide adequate service. CHI will provide telephone support for SMI personnel during its normal business hours. During the term of this Agreement and for [***] thereafter, CHI shall sell applicable spare parts to SMI at prices in CHI's then current distributor spare parts price list. A copy of CHI's current parts list is attached hereto as Appendix H.

13. SOURCE CODE ESCROW. Upon request by SMI, the parties shall enter into a Source Code Escrow Agreement substantially in the form attached hereto as Appendix G. Thereafter, CHI shall deposit with Fort Knox Escrow Services, or other mutually acceptable software escrow agent the source code for the Object Code and for the software contained in the Products and related materials necessary to enable SMI to maintain the Products in the event of the (i) bankruptcy, (ii) insolvency, (iii) dissolution, (iv) liquidation, (v) cessation of business, or (vi) cessation of maintenance of the Software by CHI.

14. MARKING. SMI shall prominently display the following statement in its operator's manuals, brochures and advertising for its applicable stress test system: "T-wave Alternans technology supplied by Cambridge Heart, Inc." This requirement shall be effective upon the next printing, trade show or advertising insertion. SMI shall also refer to applicable CHI patents on a rear panel label or software start-up screen.

15. REGULATORY COMPLIANCE. SMI will be responsible for insuring that its stress test system incorporating the OEM Alternans Product meets regulatory requirements in any jurisdiction where it currently distributes. CHI will maintain 510K clearance, CE marking and Japanese MOH approvals for the OEM Alternans Product hardware and software when sold as part of its own stress test system and for the Alternans Sensors. CHI will provide documentation and assistance on a good faith efforts basis to SMI in support of any regulatory submissions that SMI may chose to make.

16. QUALITY ASSURANCE. CHI will manufacture the Products in compliance with FDA QSR, ISO 9001, the MDD and any other applicable laws and regulations in Japan, Canada and Australia. CHI shall be responsible for obtaining and documenting all necessary clearances and approvals in the United States, Europe and Canada for the Products when sold as part of its own systems. CHI shall provide SMI with cooperation and all data and other information necessary to enable SMI, at SMI discretion to submit to regulatory bodies in those and other countries.

17. RECALLS. In the event of a voluntary or mandatory recall or field correction of the Products occasioned by any defect or deficiency in the materials or manufacture of the Product, CHI and SMI shall comply with all applicable FDA or other applicable laws or regulations. SMI will cooperate with CHI in providing notice to its customers and distribution of repaired or replacement parts. CHI shall bear all costs, expenses and liabilities in connection therewith including, without limitation, costs related to notifying customers of the recall and transporting the recalled items from customers to a location as SMI shall designate in writing and for the replacement of the Products. Costs in this context shall mean costs directly incurred by SMI arising solely from such recall.

18.      SOFTWARE LICENSE.

         18.1. CHI grants to SMI a nontransferable license to use the Object Code included in the OEM Alternans System and, for each OEM Alternans System that it purchases from CHI, to distribute one copy of such Object Code to end users in the United States who have signed SMI's standard Software License Agreement, with the addition of provisions substantially in the form set forth in Appendix F (THE "CHI LICENSE TERMS") and to sublicense SMI's subsidiaries and distributors outside the United States to distribute such Object Code to end users in accordance with SMI's standard international software licensing practices.

         18.2. In connection with such international distribution by direct SMI sales, SMI shall incorporate such foreign language translations of the CHI License Terms as CHI from time to time, in its discretion and at CHI's expense, elects to provide to SMI. SMI's efforts to insure compliance with the CHI License Terms shall not be less than it applies to insure compliance with its own licensing terms. In connection with international distribution by SMI through its distributor network, SMI shall incorporate the CHI License Terms into SMI's Distributor Agreements in those countries in which SMI sells OEM Alternans Systems through its distributors. These Agreements will require that the distributors only sublicense the Object Code to end users according to agreements or purchasing terms which incorporate the CHI License Terms. SMI's efforts to insure compliance with these Agreements with respect to the CHI Licensing Terms shall not be less than it applies to insure compliance with its own licensing terms.

         18.3. SMI shall not distribute or enable the Object Code except in accordance with this Article 18.

         18.4. Upon CHI's request, SMI shall, at CHI's, expense provide reasonable cooperation to CHI in CHI's efforts to ensure that all end users comply with the terms under which the Object Code is licensed to such end users, including without limitation the CHI License Terms and shall promptly notify CHI of any breaches of such terms that become known to SMI.

         18.5. CHI shall retain the right to enforce compliance with the CHI License Terms by SMI's licensed end users, and in the event SMI, in SMI sole discretion, decides to allow CHI to use SMI's name to prosecute an action against SMI's licensed end users, CHI agrees to hold SMI and its distributors harmless against any award of court costs or damages resulting from CHI's use of SMI's name in such action.

         18.6. SMI shall maintain copies of all license agreements entered into with customers of the OEM Alternans System in the United States and in other countries and CHI shall have reasonable rights, not more than one time per year and at CHI's expense, to audit those records of SMI necessary to insure adherence to this Article 18 and shall not use any information learned in such audit for any other purpose.

19.      PATENTS AND TRADEMARKS.

         19.1. CHI hereby represents and warrants that: (i) CHI is the exclusive owner of the Object Code, the Product documentation, and, to the best of CHI's information and belief, the CHI Marks; (ii) CHI has all rights necessary for the grant of the rights and licenses in this Agreement and such grant will not constitute a breach of any other binding obligation to which CHI is subject;
(iii) neither the Object Code nor the Products infringe any trade secret rights, copyrights or U.S. patent rights of any third party; provided, however, that CHI shall not be deemed to be in breach of this part (iii) if CHI was not aware of such infringement as of the execution date of this Agreement and if CHI indemnifies SMI against such claim in accordance with Section 21 below; and (iv) Other than described in Appendix E, CHI has no knowledge of any facts or alleged claims that should reasonably lead it to believe that the Object Code or Products infringe any other intellectual property rights of any third party. If the Object Code or Products become, or in CHI's opinion are likely to become, the subject of such claim of infringement, CHI will, in addition to its indemnification obligations hereunder, at its expense, either (A) procure rights for SMI or its customers who have executed a software sublicense to continue using the Object Code and the Products, or (B) replace or modify the Object Code or the Products, as the case may be, to prevent infringement with performance substantially similar to the original performance; provided however that if neither A nor B is practicable, CHI may, in its sole discretion, terminate this agreement on 60 day prior written notice to SMI.

         19.2. All patents and patent rights, trademarks, copyrights, trade names and other property rights in and with respect to the Products are and will remain exclusively the property of CHI.

20. MUTUAL INDEMNIFICATION. Each party agrees to defend, indemnify and hold the other harmless for any and all claims, demands, actions, suits, losses, liabilities, damages, injuries, fines, penalties, costs and expenses, including without limitation reasonable attorney fees (collectively "Claims") arising out of any breach in performance or warranties under this Agreement by the Indemnitor except to the extent such Claims arise out of the negligence or willful misconduct of the Indemnitee. The Indemnitee shall provide the Indemnitor with prompt written notice of and such Claim and grant the Indemnitor control of the defense, compromise and settlement of such Claim, and shall reasonably cooperate with the Indemnitor with the defense and settlement of such Claim.

21.      THIRD PARTY INDEMNIFICATION.

         21.1. CHI shall defend, indemnify and hold harmless SMI from any Claim arising out of, or resulting from (a) bodily injury (including death) or property damages incurred by a third party, to the extent such claims are caused by (i) any negligent or willful act or omission of CHI in connection with the development, manufacture, sale or distribution of the Products or (ii) the failure of the Products to perform according to their specifications or (b) any claim that the use, reproduction or distribution of the Products infringes intellectual property rights of a third party. In the event of such claim, SMI agrees promptly to notify CHI of the claim and to permit CHI, at CHI's expense, to control of the defense, compromise and settlement of such Claim, and shall reasonably cooperate with CHI with the defense and settlement of such Claim.

         21.2. SMI shall defend, indemnify and hold harmless CHI from any Claim arising out of, or resulting from (a) bodily injury (including death) or property damages incurred by a third party, to the extent such Claim is caused by (i) any negligent or willful act or omission of SMI in connection with the development, manufacture, sale or distribution of its stress test systems or
(ii) the failure of such stress test systems to perform according to their specifications or (b) any Claim that the use, reproduction or distribution of the stress test systems infringes intellectual property rights of a third party. In the event of such a Claim, CHI agrees promptly to notify SMI of the Claim and to permit SMI, at SMI's expense, to control the defense, compromise and settlement of such Claim, and shall reasonably cooperate with SMI with the defense and settlement of such Claim.

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

         21.3. In the event a Claim is based partially on an indemnified claim described in Sections 21.1 or 21.2 above and partially on a non-indemnified claim, or is based partially on a claim indemnified by CHI pursuant to Section
21.1 above and partially on a claim indemnified by SMI pursuant to Section 21.2 above, any payments and reasonable attorney fees incurred in connection with such Claim are to be apportioned between CHI and SMI in accordance with the degree of cause attributable to each party.

22. LIMITATIONS OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INCIDENTAL, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES OF THE OTHER PARTY OR ANYONE CLAIMING THROUGH OR ON BEHALF OF SUCH OTHER PARTY, INCLUDING LOSS OF USE, REVENUE, OR PROFITS, IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY BREACH OF THIS AGREEMENT BY A PARTY HERETO OR THE EXISTENCE, FURNISHING, FUNCTIONING, OR THE OTHER PARTY'S OR ANY THIRD PARTY'S USE OF ANY PRODUCTS OR SERVICES PROVIDED FOR IN THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

23.      CONFIDENTIALITY.

         23.1. CONFIDENTIAL INFORMATION. Both SMI and CHI acknowledge that the technical, financial, marketing or sales information, (including, without limitation, the Object Code) (1) disclosed by the other party, or (2) obtained by inspection, examination, use or servicing from time to time of the Products is confidential and proprietary information of such disclosing party and shall remain the property of such disclosing party ("Confidential Information"). Except as otherwise expressly provided in this Agreement, neither SMI nor CHI shall use or disclose to a third party the other's Confidential Information for any purpose, other than in the performance of this Agreement, without the prior written consent of the disclosing party. Each party's obligations under this
Section 23 shall terminate [***] after termination of this Agreement (including any extension thereof).

         23.2. EXCLUSIONS. Confidential Information shall not include information which: (i) at the time of disclosure is in the public domain; (ii) after disclosure becomes part of the public domain by publication or otherwise, except by breach of this Agreement; (iii) is received from a third party; provided, however, that the recipient has no reason to know such information was obtained by such third party, directly or indirectly, from the other party; (iv) is independently developed by or for the recipient without reference to Confidential Information; and (v) disclosure of which is required by applicable law.

24. ANNOUNCEMENTS. The parties intend to jointly announce this Agreement. All announcements pertaining to this Agreement must be approved in writing by both parties.

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

25. TERM AND RENEWAL. The initial term of this Agreement shall be from the Effective Date through June 30, 2002. Upon the expiration of the initial term, the term shall renew automatically for subsequent one-year terms unless either party has notified the other in writing of its intent not to renew not less than one hundred and eighty (180) days prior to the end of each term.

26.      TERMINATION.

         26.1. Either party may terminate this Agreement in the event of a Default, as defined in Section 26.2 below, by the other party, upon thirty (30) days prior written notice to the defaulting party or if either party is bought or merged into another company and does not own more than 50% of the surviving company's shares. Any notice given pursuant to this Section shall be of no effect and this Agreement shall not terminate if the defaulting party has cured the Default described in the notice and is not otherwise in Default at the end of the thirty (30) days following written notice of Default. Termination of this Agreement for Default shall not impair the terminating party's other rights and remedies for such Default.

         26.2. DEFAULT. A party shall be in "Default" if: (1) It voluntarily files a petition under the federal Bankruptcy Act or any similar or successor law relating to bankruptcy, insolvency, arrangement, or reorganization, or under any state bankruptcy or insolvency act, or admits its insolvency or the inability to pay its debts, or fails within sixty (60) days, to gain a discharge or stay of involuntary proceedings brought for its reorganization, dissolution, or liquidation, or is adjudged as bankrupt, or has a trustee or receiver appointed, or makes an assignment for the benefit of its creditors, or if there is an attachment, execution, or other judicial seizure of any material portion of its assets which is not discharged within sixty (60) days; (2) It is involved in a merger in which it is not the surviving entity or is otherwise dissolved or ceases to be in existence; or (3) It breaches any material term of this Agreement.

27. EFFECT OF TERMINATION. Upon termination or expiration of this Agreement, SMI may continue to sell Products in its inventory or, at CHI's option, CHI may purchase Products in SMI's inventory at the original purchase price paid by SMI. Thereafter, the licenses granted to SMI under Section 2 shall expire, except to the extent necessary to enable SMI to service the Products sold by SMI hereunder. Except in the event of termination of this Agreement due to Default by SMI, SMI shall have the right to purchase Alternans Sensors from CHI for resale to SMI's customers for a period of seven years following termination at the discount level in effect at termination provided that SMI purchases at least [***] sensor sets per month during such period.

28. GOVERNING LAW. This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Massachusetts.

29.      MISCELLANEOUS.

         29.1. INSURANCE. Throughout the term of this Agreement, CHI and SM shall each maintain one or more commercial general liability insurance policies that, in the aggregate, shall provide coverage, including products liability coverage, of not less than One Million Dollars (U.S. $1,000,000) per occurrence and Two Million Dollars (U.S. $2,000'000) aggregate. The policies shall be issued by an insurance company with a minimum Best's rating of A-XII. Each policy shall provide coverage for claims arising both within the United States and in foreign countries. CHI and SMI shall annually exchange certificates of insurance. In addition, CHI and SMI shall each maintain an excess liability policy of no less than Three Million Dollars ($3,000,000).

         29.2. NOTICE. Any notice permitted or required to be given under this Agreement shall be effective upon personal delivery (including delivery by commercial courier service or facsimile with confirmed transmission), or five
(5) days after such notice is mailed by registered or certified mail, return receipt requested, properly directed to the recipient at the address set forth below the party's signature on this Agreement. Either party may change its address by giving written notice of the change in the manner provided above for giving notice.

         29.3. INTEGRATION; AMENDMENT; NONWAIVER. This Agreement, including all Attachments, constitutes the entire agreement of the parties with respect to its subject matter and supersedes and cancels all other prior and contemporaneous agreements, discussions or representations, whether written or oral. No modification of this Agreement shall be enforceable unless reduced to writing and signed by duly authorized representatives of both parties. Failure of either party at any time to enforce any provision of this Agreement shall not preclude any other or further enforcement of such provisions or the exercise of any other rights. No waiver of a breach of this Agreement shall be valid unless in writing.

         29.4. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision. If any provision is deemed invalid or unenforceable, the remainder shall be construed to give effect to the parties', intent to the extent permitted by applicable law.

         29.5. SUCCESSORS AND ASSIGNS. No portion of this Agreement may be transferred or assigned by CHI or SMI without the prior written consent of the other party which consent shall not be unreasonably withheld, provided, however, either party may assign this Agreement to any subsidiary of that party or of its parent company. Subject to the foregoing, this Agreement shall be binding upon the respective successors and assigns of the parties.

         29.6. FORCE MAJEURE. Each party shall be excused from any delays or failure in performance (other than payment obligations) hereunder caused by reason of any occurrence of an event of Force Majeure, namely, an act of God, war, fire, flood, earthquake, riots, unforeseen changes in government laws or regulations and government embargo. If any Force Majeure condition occurs, the party delayed or unable to perform shall give reasonably prompt notice to the other party, and this Agreement shall be suspended for the duration of the Force Majeure condition; PROVIDED, HOWEVER, that if the suspension of this Agreement under this Section has continued for a period of sixty (60) or more days, either party may immediately terminate this Agreement upon notice to the other party.

         29.7. INDEPENDENT CONTRACTOR. The relationship between the parties will be that of independent contractors. Neither party will be or hold itself out as an employee, agent or franchisee of the other, and neither party will create or assume any obligation, expressed or implied, on behalf of the other. This Agreement shall not be interpreted or construed as creating or evidencing any association, joint venture or partnership between the parties or as imposing any partnership obligations or partnership liability on any party.

         29.8. SURVIVAL. Sections 3.5, 4, 11 12, 17, 18, 19.1 (last sentence only), 20, 21, 23, 24, 27, 28, 29.2-29.8 of this Agreement shall survive its expiration or termination for any reason. Expiration or termination of this Agreement for any reason shall not affect any end user licenses which may have been granted prior to expiration or termination.

SPACELABS MEDICAL, INC.                     CAMBRIDGE HEART, INC.



By   /s/ Dennis Larsen                      By   /s/ Jeffrey M. Arnold
---------------------------------           ------------------------------------
         Dennis Larsen                               Jeffrey M. Arnold
         Vice President, Business                    Chairman, President and CEO
         Development


ADDRESS:                                    ADDRESS:

15220 N.E. 40th Street                      Cambridge Heart, Inc.
P.O. Box 97013                              One Oak Park Drive
Redmond, Washington 98073-9713              Bedford, MA 01730
Fax No. (425) 883-7091                      Facsimile:  (781) 275-8431
Attn:  Dennis Larsen                        Attn:  Jeffrey M. Arnold

With a facsimile copy to:
Eugene V. DeFelice
Vice President and General Counsel
Fax No. (425) 583-7091

                           APPENDEX A: SPECIFICATIONS


----------------------------------------------------------------------------------------------------------------------
                                 CAMBRIDGE HEART
--------------------- ------------------------------------------------------------------------------------------------
TITLE:                OEM ALTERNANS PRODUCT SPECIFICATIONS

--------------------- ------------------------------------------------------------------------------------------------
SUBJECT:.             THIS DOCUMENT PROVIDES THE TECHNICAL SPECIFICATIONS FOR THE OEM ALTERNANS
                      PRODUCT AS USED IN THE SPACELABS QUEST STRESS TEST SYSTEM.

--------------------- ------------------------------------------------------------------------------------------------
DOC. NO.:             00-0339-001
----------------------------------------------------------------------------------------------------------------------
                             REVISION CONTROL SHEET

-------------- ---------- ------------- ------------------------------------------------------- ----------------------
     DCN         Rev.         Date                      Description of Change                          Author
-------------- ---------- ------------- ------------------------------------------------------- ----------------------
N/A            A          02/15/00      Baseline release                                        K. Librett
-------------- ---------- ------------- ------------------------------------------------------- ----------------------
               B          02/21/00      UI on QUEST                                             G. Isensee
-------------- ---------- ------------- ------------------------------------------------------- ----------------------
               C          4/7/00        Reference for section 6.0, added 7.0, 8.0, updates to   G. Isensee
                                        6.0 data, Communication requirement for report, and
                                        Purchase order information, CTICK, CE markings,
                                        storage/operating conditions
-------------- ---------- ------------- ------------------------------------------------------- ----------------------
               D          4/15/00       Effective Date, clarification of accessories P/N,       G. Isensee
                                        data cable removed from description
-------------- ---------- ------------- ------------------------------------------------------- ----------------------
               E          4/20/00       Added CH part numbers and updated "replaceable          K. Librett
                                        leadset" description in Sections 8.0 & 9.0.
-------------- ---------- ------------- ------------------------------------------------------- ----------------------
               F          5/1/00        Corrected several part descriptions in sections 8.0     K. Librett
                                        and 9.0; Deleted single pouch of Sensors from section
                                        8.0; Changed group of 5 pouches to group
                                        of 10 pouches in Section 8.0.
-------------- ---------- ------------- ------------------------------------------------------- ----------------------
               G          5/9/00        Added lead length descriptions for patient cables.      G. Isensee
                                        Belt LxW. Added SLB P/N for IEC 10 lead cable.
                                        Figure 5.1 indicates PM-3 nomenclature.
----------------------------------------------------------------------------------------------------------------------
                  CAMBRIDGE HEART, INC. PROPRIETARY INFORMATION

         This document was developed by Cambridge Heart at our expense.
The information contained herein is the property of Cambridge Heart, Inc. and is
  NOT to be released without written permission of a Cambridge Heart official.
----------------------------------------------------------------------------------------------------------------------

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

APPENDIX B: PRICES AND DISCOUNTS


OEM ALTERNANS PRODUCT:


Suggested List Price:                                                  $[***]

Level 1 Discount:                                                      [***]%

Level 2 Discount:                                                      [***]%

Level 3 Discount:                                                      [***]%



ALTERNANS SENSORS:



Maximum U.S. List Price:                                               $ [***] Per set

Level 1 Discount                                                       [***]%

Level 2 Discount                                                       [***]%

Level 3 Discount                                                       [***]%



DISCOUNT LEVELS:

SMI shall be entitled to Level 1 Discounts if the Target Group Sales Rates is at least [***]%.

Level 2 Discounts shall apply if the Target Group Sales Rate is from [***]% to [***]%.

Level 3 Discounts shall apply if the Target Group Sales Rates is less than [***]%.

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


ALTERNANS ACQUISITION PROGRAM

SMI may sell Products under CHI's Alternans Acquisition Program, the terms of which include the following:

Option A: The customer commits to purchase[***] sensors sets per month for three years at a price of $[***] per sensor set. The contract is assigned to the leasing company selected by CHI. The leasing company purchases the OEM Alternans System from CHI. CHI supplies SMI with the OEM Alternans Product and a commission of $[***]. The leasing company using CHI as its agent, will ship and bill the customer for [***] sensor sets per month.

Option B: The customer commits to purchase [***] sensor sets per month for three years. The contract is assigned to the leasing company selected by CHI. The leasing company purchases the OEM Alternans System from CHI and a stress test system from SMI at a price of $[***] CHI supplies SMI with the OEM Alternans System and a commission of $[***]. The leasing company, using CHI as its agent, will ship and bill the customer for [***] sensor sets per month.

APPENDIX C: SCHEDULE

SMI ships stress test system for development and testing to CHI by March 21,
2000

CHI completes Alpha Level product integration by May 29, 2000, and Beta Level integration by June 26, 2000

CHI delivers user manual content to SMI by May 8, 2000

SMI's regulatory submission will be July 15, 2000

SMI will release the Products by November 15, 2000

APPENDIX D: MARKETING ACTIVITIES



SMI will complete the following marketing activities:

1.       Create a new T-Wave Alternans Datasheet by July 15, 2000.

2.       Add T-Wave Alternans information to the Quest Brochure by August 4,
2000.

3. Add T-Wave Alternans information to the SMI Burdick Virtual Salesman CD by August 4, 2000.

4. Complete a direct mailing to existing Quest customers by September 8, 2000.

5. Attend and display T-Wave Alternans and Quest at the following trade shows: ACC, NASPE and AHA.

APPENDIX E: PATENTS

A patient issued in 1999 to Richard Verrier and licensed to Marquette, #5,921,94, has claims substantially similar to some of those in a patent issued to CHI in 1997, #5,570,696. CHI has received an opinion from its patent counsel, Fish and Richardson, that the Verrier patent is not valid.

------------------ -------------------------------------- -------------- -------
Effective:  5/1/00  OEM Alternans Product Specifications  00-0339-001     Page
------------------ -------------------------------------- -------------- -------


APPENDIX F: LICENSE AGREEMENT TERMS

1. The Products licensed hereunder contain hardware and Alternans Software from Cambridge Heart, Inc. ("CHI") intended for use in measuring T-wave alternans (collectively, "CHI Products"). This Agreement and the purchase of CHI Products hereunder do not provide the Customer with a license to use the CHI Alternans Software or applicable CHI patents. A license to use the CHI Alternans Software is conferred by payment of the fees described in the following paragraph.

         2. A $50.00 fee, payable in advance, is due to CHI for each alternans test performed by the Customer with the CHI Products. This fee is included in the purchase price of CHI Alternans Sensors manufactured by CHI, such that no additional fee is due for a particular alternans test performed using CHI Alternans Sensors. This fee requirement is perpetual and shall survive the expiration, cancellation or termination of this Agreement.

         3. At no time does the purchase of CHI Products or the use of CHI sensors in the performance of an alternans test provide the Customer with any rights of ownership or use of CHI's patents or other intellectual property.

         4. The license to use the CHI Alternans Software will terminate immediately upon use of the CHI Alternans Software to perform an alternans test without payment in advance of the per-use fee for that test. The Customer acknowledges that the performance of an alternans test without payment of the per-use fee constitutes a violation of CHI's rights.

CHI is a third-party beneficiary of this Agreement and shall have the right to enforce the terms of this Agreement directly against the Customer.

------------------ -------------------------------------- -------------- -------
Effective:  5/1/00  OEM Alternans Product Specifications  00-0339-001     Page
------------------ -------------------------------------- -------------- -------


APPENDIX G: FORM OF SOURCE CODE ESCROW AGREEMENT

THIS SOURCE CODE ESCROW AGREEMENT is made effective as of the __________ day of ___________,2000 (the "Effective Date"), by and among CAMBRIDGE HEART, INC., a Delaware corporation ("Licensor"); SPACELABS MEDICAL, INC., a California corporation ("Licensee"); and FORT KNOX ESCROW SERVICES (the "Escrow Agent").


RECITALS

                  A. Pursuant to the terms of a Distribution and License Agreement entered into by and between the parties effective as of May _, 2000 (the "License Agreement"), Licensor has granted Licensee a license to incorporate into its products the object code version of certain software developed and owned by Licensor and has agreed to make the source code version of the software incorporated into the Licensor's Products (collectively, the "Software"), available to Licensee under the terms of this Agreement.

                  B. Licensee has required Licensor to furnish Licensee with access to the source code corresponding to such Software.

                  C. Licensor has agreed to place such source code in escrow for the benefit of Licensee on the terms and conditions hereof.


AGREEMENT

1.       DEFINITIONS

For purposes of this Agreement, each capitalized term not otherwise defined herein shall have the meaning that is ascribed to such term in the License Agreement. The following definitions shall apply to the following respective capitalized terms:

                  1.1      "IMPACT EVENT" means any of the following:

                           (a) Licensor's admission in writing that it is unable to pay its debts generally as they become due;

                           (b) Licensor's making of a general assignment for the benefit of creditors;

                           (c) the commencement of foreclosure proceedings affecting the Software by any creditor of Licensor, which proceedings are not dismissed within sixty (60) days after service thereof on Licensor;

                           (d) Licensor's consent to the filing of a petition of bankruptcy against it;

                           (e) the filing of a petition of bankruptcy against Licensor that remains unstayed or is not dismissed within sixty (60) days after such filing;

------------------ -------------------------------------- -------------- -------
Effective:  5/1/00  OEM Alternans Product Specifications  00-0339-001     Page
------------------ -------------------------------------- -------------- -------


                           (f) the adjudication of Licensor as being bankrupt or insolvent by a court of competent jurisdiction;

                           (g) any action by Licensor seeking reorganization under any bankruptcy act or law of debtor's moratorium or Licensor's consent to the filing of a petition seeking such reorganization;

                           (h) the entry of a decree against Licensor by a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or in insolvency covering all or substantially all of Licensor's property or providing for the liquidation of Licensor's property or business affairs;

                           (i) the termination of substantially all of Licensor's on-going business operations relating to the Software;

                           (j) any liquidation of Licensor, or involuntary sale;

                           (k) cessation of business or of the maintenance or support of the Software by Licensor.

                  1.2 "SOURCE CODE" means a copy of the source code corresponding to the Software, including all Source Code Updates delivered to the Escrow Agent from time to time pursuant to this Agreement, plus any pertinent commentary or explanation that may be necessary to render the Source Code understandable and useable by a computer-programming expert. The Source Code shall include system documentation, statements of principles of operation and schematics, all as necessary or useful for the effective understanding and use of the Source Code. Insofar as the "development environment" employed by Licensor for the development, maintenance, and implementation of the Source Code includes any device, programming, or documentation not commercially available to Licensee on reasonable terms through readily known sources other than Licensor, the Source Code shall include all such devices' programming, or documentation. The foregoing reference to such "development environment" is intended to apply to any programs, including compilers, "workbenches," tools, and higher-level (or "proprietary") languages, used by Licensor for the development, maintenance, and implementation of the Source Code.

                  1.3 "SOURCE CODE UPDATE" means a copy of the Source Code version of each Upgrade.

2.       REPRESENTATIONS AND WARRANTIES OF LICENSOR

                  2.1 OWNERSHIP OF SOURCE CODE. Licensor represents and warrants that it is the owner of, and holder of all rights in, the Source Code, free and clear of all claims, liens and encumbrances and has the right to grant to Licensee the license rights to the Source Code pursuant to Section 5 hereof and to deposit the Source Code with the Escrow Agent pursuant to the terms of this Agreement.

------------------ -------------------------------------- -------------- -------
Effective:  5/1/00  OEM Alternans Product Specifications  00-0339-001     Page
------------------ -------------------------------------- -------------- -------


                  2.2 SOFTWARE CORRESPONDS WITH SOURCE CODE. Licensor represents and warrants that the Source Code deposited with the Escrow Agent will at all times be the source code version of the current version of the Software, together with any and all Upgrades.

                  2.3 USEABILITY OF SOURCE CODE. Licensor represents and warrants that the Source Code is and shall be understandable and useable by a trained computer programmer. Licensor further represents and warrants that the Software does not involve any proprietary languages or programming components that such a programmer could not reasonably be expected to understand, except to the extent the Source Code contains sufficient commentary to enable such programmer to understand and use such languages or components. Licensor further represents and warrants that the Source Code includes all of the devices, programming, and documentation necessary for the maintenance of the Software by Licensee upon release of the Source Code pursuant to this Agreement.

3.       DEPOSIT, CUSTODY, RELEASE AND EXAMINATION OF SOURCE CODE

                  3.1 DEPOSIT OF SOURCE CODE. The Escrow Agent agrees to accept from Licensor, and Licensor agrees to deposit with the Escrow Agent, within ten (10) days of the Effective Date of this Agreement, a copy of the Source Code relating to the current version of the Software. The Escrow Agent will issue a receipt to Licensor, accompanied by a general list or description of the materials so deposited.

                  3.2 DEPOSIT OF SOURCE CODE UPDATES. The Escrow Agent agrees to accept from Licensor, and Licensor agrees to deposit with the Escrow Agent within ten (10) days after each Software Upgrade is made available to Licensee, a corresponding Source Code Update. For each deposit, the Escrow Agent will issue a receipt to Licensor, accompanied by a general list or description of the materials so deposited.

                  3.3 CUSTODY OF SOURCE CODE. The Escrow Agent shall exercise reasonable care to protect and safeguard all Source Code delivered pursuant to this Agreement and shall segregate and label such Source Code according to the date of delivery and any other identifying information supplied by Licensor.

                  3.4 RELEASE OF SOURCE CODE. The Escrow Agent shall release copies of the Source Code deposited in escrow pursuant to this Agreement only in accordance with the terms of this Agreement.

                  3.5 VERIFICATION AND TESTING OF SOURCE CODE. Licensee shall be permitted, in the presence of the Escrow Agent and Licensor to inspect, compile, test, verify, confirm and review the Source Code (subject to appropriate undertakings of confidentiality and restrictions on copying, subsequent use, or disclosure) in connection with the initial deposit of the Source Code in escrow and at the time of each subsequent deposit hereunder and the Escrow Agent shall permit such inspections and testing promptly upon request.

------------------ -------------------------------------- -------------- -------
Effective:  5/1/00  OEM Alternans Product Specifications  00-0339-001     Page
------------------ -------------------------------------- -------------- -------


4.       IMPACT EVENT AS BASIS FOR RELEASE OF SOURCE CODE

                  4.1 RELEASE. If Licensor suffers an Impact Event at any time, Licensor shall immediately so notify Licensee. In the event Licensee becomes aware that Licensor has suffered an Impact Event as a result of notice from Licensor or otherwise Licensee may so notify the Escrow Agent in writing. Licensee's notice to the Escrow Agent shall be accompanied by a copy of written notice from Licensee to Licensor informing Licensor of Licensee's intent to request release of the Source Code by the Escrow Agent on a release date that shall be not less than fourteen days from the date of such notice (the "Release Date") unless (a) for Impact Events "a" through "h" and "j" Licensor shall obtain an order from a court of competent jurisdiction hereunder enjoining the release of the Source Code or, (b) for Impact Events "i" and "k", Licensor objects in writing within ten (10) days of Licensor's receipt of Licensee's written notice of the occurrence of the Impact Event, in which case such dispute shall be resolved through expedited arbitration in accordance with Section 4.3 below. During the pendency of such arbitration regarding Impact Events "i" and "k" the Escrow Agent shall not release the Source Code. Upon the Release Date, unless the Licensor shall have delivered such objection notice to the Escrow Agent and the Licensee, the Escrow Agent shall promptly release and deliver a copy of the Source Code to Licensee.

                  4.2 INTENTION. In the event that Licensor or its successors or representatives rejects or terminates the License Agreement or this Agreement in breach of the provisions thereof or hereof, including as contemplated under Section 365 of the Bankruptcy Code, it is acknowledged that this Agreement contemplates the manner in which Licensee may retain its rights in the Software, including associated intellectual property rights, if Licensee chooses to do so in accordance with Section 365(n) of the Bankruptcy Code. This Agreement serves as a contract supplementary to the License Agreement in such regard. It is the parties' intent that the rights Licensee shall be entitled to retain shall be of the scope provided in Section 6 hereof in all items delivered or required to be delivered under the License Agreement and this Agreement. Further, such rights shall be subject to no restriction following an election by Licensor, to reject or terminate the License Agreement or this Agreement. Such rights shall be exclusive and either renewable or perpetual to the extent so provided under the License Agreement.

                  4.3 EXPEDITED ARBITRATION. In the event objection notice is given by Licensor under Section 4.1 (b) above, the controversy as to the occurrence of Impact Events "i" or "k" shall be settled by binding arbitration in accordance with the Rules of the American Arbitration Association using its provisions regarding Expedited Procedures. The hearing shall be held in Seattle, Washington before a single neutral arbitrator who shall be selected by the American Arbitration Association. The sole issue for arbitration shall be whether either Impact Events "i" or "k" has occurred. The arbitrator shall have no authority to modify, amend or change this Agreement, the License Agreement, or any other agreements between Licensor and Licensee. The parties shall prepare their arguments for presentation before the arbitrator within fifteen (15) days from the day of appointment of the

------------------ -------------------------------------- -------------- -------
Effective:  5/1/00  OEM Alternans Product Specifications  00-0339-001     Page
------------------ -------------------------------------- -------------- -------


                  arbitrator. No more than two (2) business days shall be allotted for oral argument. The arbitrator shall render its decision within ten (10) days of the completion of oral arguments, and the arbitrator shall agree to comply with this schedule before accepting appointment. If the arbitrator decides that either Impact Event "i" or Impact Event "k" has occurred, the arbitrator shall order the release of, and Escrow Agent shall so release to Licensee, the Source Code for use by Licensee in accordance with the provisions of this Agreement. The decision of the arbitrator shall be final and binding on the Licensor and Licensee and may be entered and enforced in any court of competent jurisdiction.

5.       LICENSE OF SOURCE CODE

In the event that a copy of the Source Code is authorized hereunder to be delivered out of escrow to Licensee, Licensee shall immediately be granted, without any further action, authorization, or instrument, a paid-up, irrevocable, perpetual, nonexclusive license from Licensor to use, modify, maintain, and update the Source Code in any manner that may be necessary or appropriate to enable Licensee to fulfill Licensor's support and maintenance obligations with respect to the Software and for no other purpose.

  6.     FEES AND PAYMENTS

                  6.1 ESCROW FEES. Licensor shall pay to the Escrow Agent, annually in advance during the term hereof, all fees of the Escrow Agent at its prescribed rate. Licensee shall reimburse Licensor for fifty percent (50%) of such fees within thirty
                  (30) days after receipt of Licensor's invoice for such amount, accompanied by a copy of the Escrow Agent's receipt. In the event that Licensor shall fail to pay such fees, Licensee shall have the right, but not the obligation, to pay all of such fees and shall be entitled to set off against any sums owing to Licensor its share of such fees.

                  6.2 PAYMENTS FOR SOFTWARE. In the event the Source Code is released to Licensee pursuant to this Agreement, Licensee shall continue to pay any Product Fees, Royalties, or Purchase Price Payments due and not yet paid under the terms of the License Agreement, the Software License Agreement or the Asset Purchase Agreement, reduced by any loss or expense incurred by Licensee as a result of the events giving rise to the release of the Source Code.

7.       LIMITATION UPON OBLIGATION OF THE ESCROW AGENT

                  7.1 LIMITED DUTY OF INQUIRY. The Escrow Agent shall not be required to inquire into the truth of any statements or representations contained in any notices, certificates, or other documents required or permitted hereunder, and it may assume that the signatures on any such documents are genuine, that the persons signing on behalf of any party thereto are duly authorized to issue such document, and that all actions necessary to render any such documents binding on any party thereto have been duly undertaken.

------------------ -------------------------------------- -------------- -------
Effective:  5/1/00  OEM Alternans Product Specifications  00-0339-001     Page
------------------ -------------------------------------- -------------- -------


                  7.2 RELEASE AND INDEMNIFICATION OF THE ESCROW AGENT. Licensor and Licensee do hereby release, and agree to indemnify and hold harmless, the Escrow Agent from and against any and all liability for losses, damages, and expenses (including attorney's fees) that may be incurred by it on account of any action taken by the Escrow Agent in good faith pursuant to this Agreement, and agree to defend and indemnify the Escrow Agent from and against any and all claims, demands, or actions arising out of or resulting from any action taken by the Escrow Agent in good faith pursuant to this Agreement.

8.       TERM OF AGREEMENT

                  8.1 TERM. The term of this Agreement shall commence on the effective date hereof and shall continue from year to year until this Agreement is terminated hereunder.

                  8.2      TERMINATION. This Agreement may be terminated:

                           (a) By mutual consent of Licensor and Licensee at any time;

                           (b) By the E crow Agent at any time, provided that the Escrow Agent has given Licensor and Licensee notice to that effect in writing at least one hundred twenty (120) days before the contemplated date of termination, whereupon Licensee may identify an independent successor Escrow Agent, who is agreeable to assuming, and will assume, all further obligations of the Escrow Agent hereunder; or

                           (c) Automatically, in the event that a copy of the Source Code is released to Licensee in accordance with the terms of this Agreement.

                           Upon termination of this Agreement, following distribution of a complete copy to Licensee to the extent so required hereunder, any remaining copies of the Source Code shall be delivered to Licensor, except that in the event of termination at the instance solely of the Escrow Agent, such copies shall be delivered to the successor Escrow Agent.

9.       MISCELLANEOUS

                  9.1 ENTIRE AGREEMENT. This Agreement is the entire agreement among the parties with respect to the subject matter hereof and may only be modified in a writing signed by all parties.

                  9.2 SURVIVAL. The terms of this Agreement that by their nature should survive the expiration or termination of this Agreement will do so.

                  9.3 INVALIDITY OF A PROVISION. If one or more of the provisions of this Agreement is invalid or unenforceable, all other provisions of this Agreement will remain in full force. The parties will substitute the invalid or unenforceable

------------------ -------------------------------------- -------------- -------
Effective:  5/1/00  OEM Alternans Product Specifications  00-0339-001     Page
------------------ -------------------------------------- -------------- -------


                  provision with a valid or enforceable provision that most closely approximates their original commercial intent.

                  9.4 NO ASSIGNMENT. No portion of this Agreement may be transferred or assigned by Licensor or Licensee without the prior written consent of the other party which consent shall not be unreasonably withheld, provided, however, either party may assign this Agreement to any subsidiary of that party or of its parent company. Subject to the foregoing, this Agreement shall be binding upon the respective successors and assigns of the parties.

                  9.5 INDEPENDENT CONTRACTORS. The parties hereto are independent contractors and are not and shall not be deemed or considered to be joint venturers, partners, agents, servants, employees, fiduciaries, or representatives of one another, and no party to this Agreement shall have the right or power to bind or obligate any other party to, or third party beneficiary of this Agreement, except as set forth herein. Without limiting the generality of the foregoing, the Escrow Agent shall be regarded as an independent custodian of the Source Code and not as an agent or trustee of Licensor.

                  9.6 NOTICES. All notices sent hereunder must be in writing and will be deemed given when delivered in person or when received by mail, postage prepaid, registered or certified mail, express courier, or telefax with proof of delivery received by the sending party:

                  If to Licensee:           Spacelabs Medical, Inc.
                                            15220 N.E. 40th Street
                                            P.O. Box 97013
                                            Redmond, Washington 98073-9713
                                            Attention: Roy Hays, Vice President,
                                            Product Development
                                            Facsimile: (425) 883-7091

                  With a copy to:           Spacelabs Medical, Inc.
                                            15220 N.E. 40th Street
                                            P.O. Box 97013
                                            Redmond, Washington 98073-9713
                                            Attention: Eugene V. DeFelice, Vice
                                            President, General Counsel and
                                            Secretary
                                            Facsimile: (425) 883-7091

                  If to Licensor:           Cambridge Heart, Inc.
                                            One Oak Park Drive
                                            Bedford, MA 01730
                                            Attn: Jeffrey M. Arnold, Chairman,
                                            President and CEO
                                            Facsimile: (781) 275-8431

------------------ -------------------------------------- -------------- -------
Effective:  5/1/00  OEM Alternans Product Specifications  00-0339-001     Page
------------------ -------------------------------------- -------------- -------


                  With a copy to:           Steve Singer, Esq.
                                            Hale and Dorr LLP
                                            60 State Street,
                                            Boston, Massachusetts 02109
                                            Facsimile: (617) 526-5000

                  If to Escrow Agent:       Fort Knox Escrow Services, Inc.
                                            2100 Norcross Parkway
                                            Suite 150
                                            Norcross, Georgia 30071
                                            Attention: Meredith Paleen
                                            Facsimile: (770) 239-9201

                  9.7 GOVERNING LAW AND JURISDICTION. This Agreement will be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions that may provide a different result. Any suit related to this Agreement must be brought in a state or federal court located in Boston, Massachusetts, and the parties irrevocably consent to the venue and personal jurisdiction of such courts.

                  9.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will constitute an original and enforceable instrument, but all of which will constitute one and the same agreement.

                  9.9 NO WAIVER. No party shall, by mere lapse of time, without giving notice or taking other action hereunder, be deemed to have waived any breach by the other party(ies) of any of the provisions of this Agreement. Further, the waiver by any party of any particular breach of this Agreement by any other party shall not be construed to constitute a continuing waiver of such breach or of any other breaches of the same or other provisions of this Agreement.

                  9.10 BINDING EFFECT. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

                  9.11 REMEDIES. The description of the possible occurrences that would constitute an Impact Event, and the consequences thereof, shall create no presumption that Licensor may or should be permitted to reject or terminate the License Agreement or this Agreement under applicable law. The parties agree that such a rejection or termination would be highly prejudicial to Licensee's interests, and enforcement of the Agreement will not provide a complete or adequate remedy for the harm to Licensee's interests.

                  9.12 LIABILITY OF ESCROW AGENT. Except for intentional misrepresentation, negligence or intentional misconduct Fort Knox shall not be liable to Licensor or to Licensee for any act, or failure to act, by Fort Knox in connection with this Agreement. Any liability of Fort Knox regardless of the cause shall be limited to

------------------ -------------------------------------- -------------- -------
Effective:  5/1/00  OEM Alternans Product Specifications  00-0339-001     Page
------------------ -------------------------------------- -------------- -------


                  $50,000. Fort Knox will not be liable for special, indirect, incidental or consequential damages hereunder.

LICENSEE:                                   LICENSOR:

SPACELABS MEDICAL, INC.                     CAMBRIDGE HEART, INC.

By:   /s/Dennis Larsen                      By:   /s/Jeffrey M. Arnold
   ------------------------------              ---------------------------------

Title:   Vice President, Business           Title:   Chairman, President and CEO
         Development                              ------------------------------
         ------------------------
ESCROW AGENT:

FORT KNOX ESCROW SERVICES, INC.

By:_____________________________
            (signature)
Name:___________________________

Title:__________________________

------------------ -------------------------------------- -------------- -------
Effective:  5/1/00  OEM Alternans Product Specifications  00-0339-001     Page
------------------ -------------------------------------- -------------- -------


   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

                          APPENDIX H: PARTS PRICE LIST






----------------------- -------------------------------------------- ---------------------------- --------------------
                                                                            RECOMMENDED               DISTRIBUTOR
       PART NO.                         DESCRIPTION                          LIST PRICE                  PRICE
----------------------- -------------------------------------------- ---------------------------- --------------------
10-0148-001             PM-3 Patient Module                                    $[***]                   $[***]
----------------------- -------------------------------------------- ---------------------------- --------------------
10-0153-001             PM-3 Alternans Patient Cable (US) -- for                [***]                    [***]
                        Alternans Testing
----------------------- -------------------------------------------- ---------------------------- --------------------
10-0153-002             PM-3 Alternans Patient Cable (Int'l) --                 [***]                    [***]
                        for Alternans Testing
----------------------- -------------------------------------------- ---------------------------- --------------------
10-0192-001             PM-3 Alternans Patient Cable (US) -- for                [***]                    [***]
                        Standard Stress Testing
----------------------- -------------------------------------------- ---------------------------- --------------------
10-0192-002             PM-3-Lead Patient Cable (Int'l) -for --                 [***]                    [***]
                        Standard Stress Testing
----------------------- -------------------------------------------- ---------------------------- --------------------
20606-002               Replacement Belt and Buckle                             [***]                    [***]
----------------------- -------------------------------------------- ---------------------------- --------------------
20-0723-001             Replacement Leadwire Clips (set of 10)                  [***]                    [***]
----------------------- -------------------------------------------- ---------------------------- --------------------